UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 6, 2023, Skye Bioscience, Inc. (the “Company”) filed a Certificate of Change and Certificate of Correction with the Secretary of State of the State of Nevada, which will effect a reverse stock split (the “Reverse Split”), at a ratio of one-for-250, of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). The Reverse Split will become effective on September 8, 2023, in accordance with Nevada Revised Statutes (“NRS”) Section 78.209 (the “Effective Date”). As a result of the Reverse Split, each two-hundred fifty (250) shares of Common Stock will be combined into one (1) share of Common Stock and the total number of shares of Common Stock authorized will be reduced from 5,000,000,000 to 20,000,000 and the number of shares of Common Stock issued and outstanding will be reduced from approximately 3,078,137,871 common shares to approximately 12,312,551 shares of Common Stock. Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split. Under Nevada law, no amendment to the Company’s Articles of Incorporation was required in connection with the Reverse Split. In connection with the Reverse Split, the CUSIP number for the Common Stock changed to 83086J200. The trading symbol for the Company, “SKYE”, remains unchanged, although the letter “D” will be temporarily appended to the ticker symbol for twenty (20) trading days following the Reverse Split.

Under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required.
The above description of the Certificate of Change, the Certificate of Correction and the Reverse Split is qualified in its entirety by reference to the Certificate of Change and the Certificate of Correction, a copy of which is attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 7.01 Regulation FD Disclosure.
On September 7, 2023, the Company issued a press release disclosing the Reverse Split. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change, effective as of September 7, 2023.
3.2	Certificate of Correction to the Certificate of Change.
99.1	Press Release, dated September 7, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: September 7, 2023	/s/ Kaitlyn Arsenault
Name: Kaitlyn Arsenault
Title: Chief Financial Officer